                                  EXHIBIT 5.1
[Pillsbury
 Madison &                                                      Attorneys At Law
 Sutro LLP                                                 650 Town Center Drive
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                                                       Costa Mesa, CA 92626-7122
                                   Telephone: (714) 436-6800 Fax: (714) 436-6800
                                                         http://pillsburylaw.com


                                                          July 30, 1999


IJNT.net, Inc.
2800 Lafayette, Suite D
Newport Beach, California  92663
Attention:  Brandon Powell

         Re:    Registration Statement on Form S-3

Dear Mr. Powell:

         With reference to the Registration Statement on Form S-3 relating to the sale of 4,150,000 shares of common stock of IJNT.net, Inc., a Delaware corporation (the "Company"), which is filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, it is our opinion that such shares of Common Stock of the Company, when issued and sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement



                                          Very truly yours,

                                          /s/ Pillsbury, Madison & Sutro LLP
                                          --------------------------------------
                                          PILLSBURY MADISON & SUTRO LLP



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